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                                April 23, 1999


To the Purchasers of GenesisIntermedia.com, Inc.
Series A Convertible Preferred Stock and Warrants

     Re: Registration Rights

Ladies and Gentlemen:

     This letter will confirm the agreement of GenesisIntermedia.com, Inc., a Delaware corporation to register, within 90 days of the effective date of the registration statement relating to its initial public offering of common stock, the common stock issuable upon conversion or exercise of its Series A Convertible Preferred Stock and the warrants issued in connection therewith. Notwithstanding this registration, the shares of common stock issuable upon conversion or exercise of the Series A Convertible Preferred Stock and the related warrants will continue to be subject to the resale restrictions contained in the Certificate of Designation, Rights and Preferences of the Series A Convertible Preferred Stock and the warrant certificates.

                                       Sincerely,

                                       GENESISINTERMEDIA.COM, INC.



                                       By: /s/ Ramy El-Batrawi
                                          -----------------------------
                                           Ramy El-Batrawi
                                           Chairman